                                                                      EXHIBIT 99



                   (TANDY BRANDS ACCESSORIES, INC.LETTERHEAD)



TANDY BRANDS ACCESSORIES, INC.                 INVESTOR RELATIONS:
J.S.B. Jenkins                                 Integrated Corporate Relations
President/Chief Executive Officer              Brian Yarbrough (562) 256-7050
(817) 548-0090                                 MEDIA RELATIONS:
britt_jenkins@tandybrands.com                  Monarch Communications, Inc.
                                               Jeff Siegel (516) 569-6144


                     TANDY BRANDS ACCESSORIES' REPORTS SOLID
                           FIRST QUARTER 2004 RESULTS

                 o  Net sales grew 7.0% to a record $64.2 million

                 o  Operating income rose 16.1% to $5.4 million

ARLINGTON, TX, OCTOBER 21, 2003 - TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today announced financial results for the first quarter ended September 30, 2003. For the first quarter of fiscal 2004, net sales totaled $64.2 million compared to $60.0 million for the same period in fiscal 2003. Net income for the first quarter of fiscal 2004 totaled $2.8 million, or $0.45 per diluted share, compared to net income of $2.4 million, or $0.40 per diluted share, before the cumulative effect of the accounting change for SFAS No. 142, for the same period last year.

J.S.B. Jenkins, president and chief executive officer, stated, "We continue to achieve our quarterly goals in both sales and earnings and are pleased to report earnings at the upper end of our guidance range for the first quarter. Even though we experienced lower gross margins due to higher mass merchant sales we also decreased selling, general and administrative expenses as a percent of sales resulting in improved operating margins compared to last year's September quarter."

Mr. Jenkins concluded, "We are pleased to announce that our Board of Directors approved another quarterly dividend on October 15, 2003. We consider this is an excellent way to utilize our strong cash flow and will continue to evaluate all strategic alternatives to increase shareholder value."

The quarterly dividend of $0.025 per common share will be payable January 22, 2004, to shareholders of record at the close of business on December 31, 2003.

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' first quarter results in a conference call to be held today, Tuesday, October 21, at 10:00 a.m. ET. The dial-in number for the call is (888) 417-2317. For those who are unable to listen to the live broadcast, an audio replay of the call will be available through Tuesday, October 28, and can be accessed by dialing (877) 519-4471, passcode #4245350. A live webcast of the conference call will also be broadcast on www.viavid.net.



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Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, sporting goods, and cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                               (TABLES TO FOLLOW)




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                         TANDY BRANDS ACCESSORIES, INC.
                  Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                    Three Months Ended
                                                                       September 30,
                                                               ------------------------------
                                                                    2003             2002
                                                               -------------    -------------
Net sales                                                      $      64,232    $      60,028
Cost of goods sold                                                    42,602           39,243
                                                               -------------    -------------
     Gross margin                                                     21,630           20,785
                                                               -------------    -------------

Selling, general and administrative expenses                          15,210           15,070
Depreciation and amortization                                          1,038            1,080
                                                               -------------    -------------
     Total operating expenses                                         16,248           16,150
                                                               -------------    -------------

Operating income                                                       5,382            4,635

Interest expense
                                                                        (693)            (714)
Royalty, interest and other income                                         2                1
                                                               -------------    -------------

Income before provision for income taxes and
      cumulative effect of  accounting change                          4,691            3,922
Provision for income taxes                                             1,846            1,527
                                                               -------------    -------------

Net income before cumulative effect of  accounting
     change                                                            2,845            2,395

Cumulative effect of accounting change for
     SFAS No. 142, net of income taxes                                     0             (581)
                                                               -------------    -------------


Net income                                                     $       2,845    $       1,814
                                                               =============    =============

Earnings per common share:
     Before accounting change                                  $        0.47    $        0.41
     Cumulative effect of accounting change                              0.0            (0.10)
                                                               -------------    -------------
                                                               $        0.47    $        0.31
                                                               =============    =============

Earnings per common share-assuming dilution:
     Before accounting change                                  $        0.45    $        0.40
     Cumulative effect of accounting change                    $         0.0            (0.10)
                                                               -------------    -------------
                                                                        0.45    $        0.30
                                                               =============    =============

Dividends per share                                            $       0.025    $        0.00
                                                               =============    =============

Common shares outstanding                                              6,107            5,888
                                                               =============    =============

Common shares outstanding shares-assuming dilution                     6,273            5,984
                                                               =============    =============

                         TANDY BRANDS ACCESSORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                               September 30,      June 30,
                                                                   2003            2003
                                                               -------------    -------------
ASSETS                                                          (Unaudited)      (Unaudited)
Current assets:
     Cash and cash equivalents                                 $       2,700    $       3,814
     Accounts receivable, net                                         53,272           41,672
     Inventories                                                      58,030           62,156
     Deferred income taxes                                             4,683            4,757
     Other current assets                                              1,459            1,250
                                                               -------------    -------------
          Total current assets                                       120,144          113,649
                                                               -------------    -------------

Property, plant and equipment, at cost:
     Property and equipment, at cost                                  32,591           31,885
     Accumulated depreciation                                        (18,014)         (17,261)
                                                               -------------    -------------
          Net property, plant and equipment                           14,577           14,624
                                                               -------------    -------------

Goodwill, net of accumulated amortization                             11,646           11,641
Other intangibles, less amortization                                   4,799            4,900
Other noncurrent assets                                                1,520            1,716
                                                               -------------    -------------

          TOTAL ASSETS                                         $     152,686    $     146,530
                                                               =============    =============

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                          $       8,786    $      14,522
     Accrued expenses                                                 11,021            9,996
                                                               -------------    -------------
          Total current liabilities                                   19,807           24,518
                                                               -------------    -------------

     Notes payable                                                    36,796           30,000
     Deferred income taxes                                             1,863            1,776
     Other noncurrent liabilities                                        189              182
                                                               -------------    -------------

          Total liabilities                                           58,655           56,476
                                                               -------------    -------------

Stockholders' equity:
     Common stock                                                      6,141            6,019
     Additional paid-in capital                                       24,971           23,802
     Cumulative other comprehensive income and unearned
         compensation on restricted stock                             (1,202)          (1,196)
     Retained earnings                                                64,121           61,429
                                                               -------------    -------------

          Total stockholders' equity                                  94,031           90,054
                                                               -------------    -------------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY             $     152,686    $     146,530
                                                               =============    =============